CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Matthews International Funds of our report dated February 25, 2022, relating to the financial statements and financial highlights, which appears in Matthews Asia Total Return Bond Fund, Matthews Asia Credit Opportunities Fund, Matthews Asian Growth and Income Fund, Matthews Asia Dividend Fund, Matthews China Dividend Fund, Matthews Asia Growth Fund, Matthews Pacific Tiger Fund, Matthews Asia ESG Fund, Matthews Asia Innovators Fund, Matthews China Fund, Matthews India Fund, Matthews Japan Fund, Matthews Korea Fund, Matthews Emerging Markets Small Companies Fund, Matthews China Small Companies Fund, and Matthews Emerging Markets Equity Fund’s Annual Report on Form N-CSR for the year ended December 31, 2021. We also consent to the references to us under the headings “Independent Registered Public Accounting Firm,” “Disclosure of Portfolio Holdings” and “Financial Highlights” in such Registration Statement.

/s/PricewaterhouseCoopers LLP
San Francisco, California
April 28, 2022